Exhibit 35.1

Statement of Compliance of The Bank of New York.

I, Joseph Panepinto, Vice President - The Bank of New York, a New York corporation (the "Trustee"), state:

A review of the Trustee's activities for the period from January 1, 2007 through December 31, 2007 (the "Reporting Period") and of the Trustee's performance under each Trust Agreement, delivered with respect to the trusts listed on the attached schedule has been made under my supervision, and to the best of my knowledge based on such review, the Trustee fulfilled all of its obligations under each Trust Agreement in all material respects throughout the Reporting Period for each of the trusts listed in the attached schedule.









Date: March 24, 2008                       /s/  Joseph Panepinto
                                          -------------------------------------

                                          Vice President
                                          The Bank of New York

                                    Schedule

Trust                             Trust Agreement
-----                             ---------------

STRATS(SM) Trust for Proctor &    STRATS(SM) Series Supplement 2006-1, dated as
Gamble Securities, Series 2006-1  of February 28, 2006, between Synthetic
                                  Fixed-Income Securities, Inc., as Trustor and Depositor, and The Bank of New York, as
                                  Trustee and Securities Intermediary,
                                  supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

STRATS(SM) Trust for Goldman      STRATS(SM) Series Supplement 2006-2, dated as
Sachs Securities, Series 2006-2   of March 31, 2006, between Synthetic
                                  Fixed-Income Securities, Inc. ., as Trustor and Depositor, and The Bank of New York, as
                                  Trustee and Securities Intermediary,
                                  supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

STRATS(SM) Trust for Allstate     STRATS(SM) Series Supplement 2006-3, dated as
Corporation Securities, Series    of April 28, 2006, between Synthetic
2006-3                            Fixed-Income Securities, Inc. ., as Trustor
                                  and Depositor, and The Bank of New York, as
                                  Trustee and Securities Intermediary,
                                  supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.